CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment # 847/849 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated May 25, 2018 on the financial statements and financial highlights of Aasgard Dividend Growth Small & Mid-Cap Fund, a series of Advisors Series Trust.  Such financial statements and financial highlights appear in the 2018 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 27, 2018